EXHIBIT 10.2



              AMENDED AND RESTATED CLINICAL RESEARCH SUBCONTRACT

      This Amended and Restated Clinical Research Subcontract, dated and effective as of March 28, 2006 (this "Agreement"), is entered into by and between The University of North Carolina at Chapel Hill for its School of Medicine, (hereinafter called "UNC-CH"), and Immtech Phamaceuticals, Inc., a Delaware corporation with its principal office and place of business at 150 Fairway Drive, Suite 150, Vernon Hills, IL 60061, (hereinafter called "Immtech"). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the License Agreement (defined in Section 8(C) below).

                               W I T N E S S E T H

      WHEREAS, in pursuit of its educational purposes, which include research and training, UNC-CH undertakes scholarly research and experimental activities in a variety of academic disciplines; and

      WHEREAS, a United States non-profit foundation (the "Foundation") awarded to UNC-CH a grant on November 8, 2000 (the "2000 Foundation Grant") to fund a research and development program for novel drug candidates for the treatment of Human African Trypanosomiasis and Lieshmaniasis; and

      WHEREAS, the Foundation Program contemplates that Immtech would perform certain functions therein; and

      WHEREAS, in furtherance of its scholarly research and instructional interests, UNC-CH is willing to contract with Immtech upon the terms and conditions set forth below; and

      WHEREAS, the Foundation Program contemplated by this Agreement is of mutual interest and benefit to Immtech and to UNC-CH, and will further UNC-CH's instructional, research and public service objectives in a manner consistent with its status as an educational institution; and

      WHEREAS, the Research Plan (the "Research") (a copy of which is attached hereto as Exhibit A), which will guide the performance of this Agreement, has been written collaboratively by UNC-CH and by Immtech; and

      WHEREAS, Immtech is uniquely equipped to perform the Research; and

      WHEREAS, UNC-CH and Immtech are committed to making products resulting from the Research available in developing countries; and

      WHEREAS, the parties hereto entered into the original Clinical Research Subcontract as of March 29, 2001 (the "Original Subcontract"); and

      WHEREAS, the parties hereto are together submitting an application to the Foundation to request additional funding to continue the Foundation Program, particularly for the development of DB289 for the treatment of Human African Trypanosomiasis (the "2006 Foundation Grant", and together with the 2000 Foundation Grant, the "Foundation Grants"); and

      WHEREAS, the parties hereto have agreed, among other things, to cooperate and jointly prepare and submit an application for the 2005 Foundation Grant, which, subject to the award of such 2006 Foundation Grant, would result in an amendment and supplement to the "Budget And Payment Schedule" attached hereto on Exhibit B to incorporate the budget and payment schedule included within the 2006 Foundation Grant, when and if awarded.

      NOW THEREFORE, in consideration of the agreements and covenants contained herein, the sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.    SCOPE OF WORK.

   A. Immtech agrees it is fully able to perform the Research in a professional, competent manner with strict adherence to its terms, and Immtech will utilize its commercially reasonable and good faith efforts to do so. UNC-CH and Immtech further agree that during the term of this Agreement they will jointly prepare protocols pursuant to the Research Plan to guide clinical trials (the "Protocols").

   B. Immtech shall exercise commercially reasonable and good faith efforts to carry out the Research in accordance with this Agreement and in a manner that is consistent with and in furtherance of the Grant Objectives and the Global Access Plan. Immtech may provide through subcontract for performance of portions of the Research by other entities; provided, however, that each such subcontract to noncommercial entities shall include payment of indirect costs not to exceed ten percent (10%) of the total amount of such subcontract, and that the scope of work for each such subcontract shall have been approved by UNC-CH in writing before execution and delivery of that subcontract.

   C. Immtech and UNC acknowledge that the Foundation requires that products made from the Foundation Program funded by the Foundation Grant should be made available to the developing countries of the world at a reasonable price. To that end, Immtech has developed, and intends to carry out, the Global Access Plan attached hereto as Exhibit C.

   D. Research funded by, and New Inventions and Discoveries resulting from, the Foundation Program shall be subject to the oversight of a nine member "Steering Committee" comprised of representatives from UNC-CH, the Foundation and Immtech, and qualified, disinterested third-parties. The Steering Committee will be chaired by one of the disinterested third parties. The Steering Committee will oversee the timelines and milestones for Foundation Program activities, evaluate and recommend contingencies if unexpected events arise, oversee compliance with ethical and regulatory obligations and generally advise Foundation Program participants with regard to implementation of the Global Access Plan attached at Exhibit C hereto. A "Project Manager" will be appointed by the Steering Committee to coordinate Steering Committee activities, facilitate communications among committee members and Foundation Program participants and collate reports to the Foundation.

      The Scientific Advisory Board (defined below) shall provide to Foundation Program participants scientific and medical advice and ensure the review of clinical trials and protocols. The Scientific Advisory Panel shall coordinate and collaborate with the Steering Committee on any matters directed to the Scientific Advisory Panel that would materially alter the Foundation Program, a protocol or clinical trial.

2.    PERSONNEL AND STEERING COMMITTEE

   A. Immtech's Principal Investigator is Carol Olson, M.D., together with such additional personnel as may be assigned by Immtech. UNC-CH's Principal Investigator shall be Richard Tidwell, Ph.D.

   B. Each of UNC-CH, the Foundation and Immtech will appoint members to the Steering Committee in the manner set forth in the Global Access Plan.

3.    PERFORMANCE PERIOD.

      The effective period of this Amended and Restated Agreement will commence on the date the last authorized representative of a party hereto signs this Agreement (the "Effective Date") and will terminate on the date that the Research, as the same may be amended or supplemented, is completed, unless the Agreement is otherwise terminated in accordance with Article 13. The effective period may be extended by mutual agreement as provided in Article 14.

4.    RECORDKEEPING, REPORTING AND ACCESS.

   A. Subject to the confidentiality provisions contained in Section 6 below, UNC-CH's authorized representative(s), representatives of the Foundation, and regulatory authorities to the extent permitted by law, may, during regular business hours, arrange in advance with Immtech's Principal Investigator and Immtech to:

       (1) examine and inspect Immtech's facilities, including labs and trial sites required for performance of the Research; and

       (2) inspect and copy all data and work products relating to the Research (such copying to be done at the expense of the requesting party if more than one copy is requested to be made).

   B. Immtech shall cooperate with any regulatory authority and allow regulators access to applicable records and data, including records, accounts, notes, reports and data prepared and maintained pursuant to clause 4.C below. In performing the Research, Immtech shall abide by the guidelines for biomedical research set forth by the Council for International Organizations of Medical Sciences.

   C. Immtech and its Principal Investigator shall perform the following record keeping and reporting obligations in a timely fashion:

       (1) preparation and maintenance of complete, accurately written records, accounts, notes, reports and data of the Research; and

       (2) preparation and submission to UNC-CH in a timely manner of a copy of all original case report forms ("Case Reports") for each patient or subject participating in the Research ("Research Subject") as provided in the Protocols.

   D. All data and work products relating to the Research, including data and work products developed by subcontractors, shall be jointly owned by UNC-CH and Immtech; provided, however, that Immtech may use the data and work products generated by the Research in connection with efforts to obtain regulatory approval for Immtech products.

5.    COST AND PAYMENT.

   A. As consideration for performance under the terms of this Agreement, and subject to continued availability of funds from the Foundation, UNC-CH will pay Immtech, as and when received under the Foundation Grants, the amounts set forth in the "Budget and Payment Schedule" provided in Exhibit B attached hereto and incorporated herein by reference. The budget allows for a permissible amount of overhead due any party or entity in compliance with the budget approved as part of the Grant Agreements. Funds shall be paid by UNC-CH to Immtech as provided herein by wire transfer of immediately available funds to the account specified by Immtech below:

                 ---------------------------------------------

                 Bank Name:             LaSalle Bank N.A.
                 ---------------------------------------------
                 Bank ABA No.:          0710-0050-5
                 ---------------------------------------------
                 Immtech Account No.:   5800308586
                 ---------------------------------------------
                 Immtech Tax I.D. No.:  39-1523370
                 ---------------------------------------------
                 Reference:             Foundation Grant
                 ---------------------------------------------

   B. Payment by UNC-CH of all funding owing to Immtech shall be by wire transfer to the account set forth above and shall be made to Immtech according to the Budget And Payment Schedule. All costs outlined in the Budget And Payment Schedule shall remain firm for the duration of the Research, unless otherwise agreed herein or in writing by Immtech and UNC-CH. Immtech shall deposit funds paid to Immtech in advance of services being rendered hereunder in an interest-bearing account, and all interest earned thereby shall be paid to UNC-CH on a quarterly basis in arrears, with the such payment due not later than thirty days after the end of each such quarter in which interest is earned.

   C. Immtech shall maintain records of receipts and expenditures under this Agreement for a period of four (4) years following the termination or expiration of this Agreement.

   D. Funds paid to Immtech pursuant to this Agreement shall only be used for the purposes of the Foundation Program.

6.    CONFIDENTIAL INFORMATION.

   A. Subject to UNC-CH's reporting obligations to the Foundation under the Grant Agreements, neither Immtech nor UNC-CH shall disclose or use for any purpose other than performance of the Research, any and all trade secrets, privileged records or other confidential or proprietary information (collectively, "Information") disclosed by one party to the other pursuant to this Agreement. Such Information shall be disclosed in writing, or if disclosed orally or in other than documentary form shall be reduced to writing thirty (30) days thereafter. Information which is not in oral or written form, such as but not limited to data tapes, shall be designated in writing as confidential within thirty (30) days after disclosure. UNC shall be permitted to disclose Information to the Foundation as necessary to comply with the terms of the Foundation Program, however, to the extent required by federal securities laws or other federal or state law, UNC shall not disclose material non-public information prior to receiving Immtech consent. The obligation of non-disclosure shall not apply to the following:

       (1) Information at or after such time that it is or becomes publicly available through no fault of the recipient party;

       (2) Information that is already independently known to the recipient party, as shown by its prior written records;

       (3) Information at or after such time that it is disclosed on a non-confidential basis by a third party with the legal right to do so; or

       (4) Information independently developed by personnel of the recipient party not involved in the Research and not otherwise privy to the Information.

   B. The obligations of confidentiality under this Article shall survive and continue for three (3) years after the expiration or termination of this Agreement.

   C. In the event that either party shall come into contact with Research subjects' medical records, that party shall hold in confidence the identity of the patient and shall comply with all applicable law(s) regarding the confidentiality of such records.

   D. In the event either party finds it necessary to disclose Information to a proper authority to permit such party to defend its research against an allegation of fraud or other misconduct in science, then such defending party shall first notify the other party, whereupon both Immtech and UNC-CH shall cooperate in good faith to reach an agreement with respect to a mutually satisfactory way to disclose such Information as necessary for this limited purpose.

7.    PUBLICATIONS.

      Either party shall have the right to publish the results of Research provided such publication does not constitute a violation of Article 6. It is anticipated that Immtech and UNC-CH will coordinate publications. However, in the event that either party intends to publish independently of the other, prior to submission for publication or presentation, the party seeking to publish will provide the other party thirty (30) days for review and comment upon the manuscript or other material for such publication. Expedited reviews for abstracts or poster presentations may be arranged if mutually agreeable to UNC-CH and Immtech or their respective Principal Investigator. Either party shall be permitted to advise as to the implications of timing of the publication if the same clinical trials set forth in Protocol are still in progress at other sites. In addition, if requested in writing and with reasonable justification, the party proposing to publish will withhold such publication an additional sixty (60) days to allow for filing a patent application or taking such other measures as the other party deems appropriate to establish and preserve its proprietary rights. Notwithstanding the foregoing, the parties agree that if the Research is part of a multi-center study, then the first publication of the results of the Research shall be made in conjunction with the results from the principal investigators at the other study centers. The manner in which the publication will be generated will be negotiated between UNC-CH, Immtech and the principal investigators of other study centers prior to initiation of the relevant clinical trials involved in the Research. However, in the event no publication of the multi-center study has been made within one year of the completion of the study at all centers, then Immtech or UNC-CH will be free to publish its own results.

8.    INTELLECTUAL PROPERTY.

   A. "New Invention or Discovery" shall mean any invention or discovery conceived or reduced to practice during and as a part of the Research or the Foundation Program (1) performed pursuant to this Agreement by Immtech's Principal Investigator, staff, employees, or subcontractors or jointly by such an individual or individuals working with one or more employees of UNC-CH, or (2) performed by any subcontractors of UNC-CH, or their respective investigators (collectively with such subcontractors, the "Subcontractors"), at any other study center involved in the Foundation Program, or jointly by any such Subcontractor or Subcontractors working with one or more employees of UNC-CH.

B. Immtech shall promptly notify UNC-CH, in writing, of any of its New Inventions or Discoveries. The notice shall provide a full written description of such New Invention or Discovery.

C. UNC-CH shall own all right, title and ownership in any New Invention or Discovery; provided, however, that any such New Invention or Discovery shall be licensed to Immtech under and subject to that certain License Agreement dated January 28, 2002 by and among Immtech, UNC-CH, Auburn University, Duke University, and the Georgia State University Research Foundation, Inc., as the same may be amended, superseded or replaced from time-to-time (the "License Agreement").

D. UNC-CH represents and warrants (1) that each of those subcontractors at the other study centers involved in the Foundation Program which are performing "basic research" (each, a "BR Subcontractor") has granted UNC-CH an option, for 180 days after such BR Subcontractor delivers a notice to UNC-CH informing UNC-CH of any of its New Inventions or Discoveries, to receive an exclusive license for such New Invention or Discovery from such BR Subcontractor (the "License Option"), and that each such BR Subcontractor may not license any of its New Inventions or Discoveries to any other person or entity until either UNC-CH elects to not exercise its License Option with respect to such New Invention or Discovery, or such 180 day option period expires without UNC-CH having exercised its License Option with respect to such New Invention or Discovery, (2) that New Inventions or Discoveries are not licensed to anyone other than Immtech, and (3) that UNC-CH is not under any obligation to license any New Inventions or Discoveries to anyone other than Immtech. UNC-CH covenants and agrees that UNC-CH will use its best efforts to ensure that each new BR Subcontractor or other subcontractor which UNC-CH may engage after the date of this Agreement grants to UNC-CH a License Option substantially similar to the License Option described in the preceding sentence.

E. UNC-CH agrees that it will not license or sublicense any New Inventions or Discoveries to anyone other than Immtech without Immtech's express prior written consent. UNC-CH agrees that it will (1) within ten (10) days after its receipt by its Office of Technology Development from any BR Subcontractor or other subcontractor of a notice of any New Invention or Discovery, forward to Immtech a complete copy of such notice, (2) request from such BR Subcontractor any information requested by Immtech, (3) allow Immtech up to the 170th day of UNC-CH's 180 day License Option period (or up to the tenth (10th) day prior to the deadline for UNC-CH set forth in such License Option, if such License Option period is not 180 days) for Immtech to deliver a notice to UNC-CH stating whether or not Immtech requests UNC-CH to exercise its License Option with respect to such New Invention or Discovery, and (4) if so requested by Immtech pursuant to the preceding clause, duly exercise its License Option with respect to such New Invention or Discovery, and contemporaneously with such exercise, sublicense such New Invention or Discovery to Immtech on such terms as are as close to the terms of the license granted to UNC-CH as is permitted by the terms of such license granted to UNC-CH.

F. It is agreed that neither UNC-CH nor Immtech transfers to the other by operation of this Agreement any patent right, copyright right, or other proprietary right of either party, except as specifically set forth herein.

G. Notwithstanding anything to the contrary herein or in the License Agreement, Immtech hereby grants to Licensors a non-exclusive, fully paid, royalty-free, non-revocable license (with the right to sublicense) to the Patent Rights and University Technology for the Foundation Product to the extent necessary to permit Licensors to (i) make or have Foundation Product made, and (ii) use, offer for sale and sell each Foundation Product solely for use in Developing Countries for treatment of Human African Trypanosomiasis under the Foundation Program, provided however, that Licensors shall not exercise such license unless and until the occurrence of any of the following events (a "Licensing

      Event"): (i) this Agreement is terminated solely as a result of a breach by Immtech (e.g. not due to a breach caused by the Foundation's failure to fund the Grant or other breach predicated by or contributed to by UNC-CH or the Foundation because of the Foundation's improperly withholding funding (based on the terms of the Grant Agreements)) or (ii) Immtech is unwilling or fails to fulfill the commitments set forth in Exhibit D hereto. A Licensing Event shall not be deemed to have occurred until (x) UNC-CH has sent a written demand to Immtech stating that one or more of the events listed in this paragraph has occurred and (y) Immtech fails to cure such event to the satisfaction of UNC-CH within 90 days thereafter. Upon the occurrence of a Licensing Event, Immtech shall provide confidentially to Licensor (with any further distribution by Licensor subject to similar confidentiality requirements) such information, drug product and/or data as is necessary or reasonably desirable to facilitate Licensor's further sublicense or distribution of Foundation Products in such Developing Countries.

USE OF NAMES IMMTECH, UNC-CH AND FOUNDATION

   A. The use of the name, symbol or any mark of any party hereto or of the Foundation, or any contraction or combination thereof, in any manner in connection with the Research is expressly prohibited except with prior written consent of the entity owning such name, symbol or mark; provided, however, that no such consent shall be required for Immtech to identify UNC-CH and describe its relationship and transactions with UNC-CH in connection with (a) communications and filings with the Securities and Exchange Commission, the NASD, NASDAQ, the Food and Drug Administration, or other governmental or regulatory agencies or authorities, as reasonably advisable in connection with or required by such agencies or authorities,
      (b) the inclusion of any statement previously made available to the public, or permitted under the License Agreement or the license agreement among Immtech, UNC-CH, Auburn University, Duke University, and the Georgia State University Research Foundation, Inc. dated August 25, 1993 (the "1993 Agreement"), in any communications or other documentation relating to any financing or fund-raising by Immtech, (c) the preparation of Immtech's financial statements, and (d) communications with other study centers involved in the Foundation Program.

10.   APPLICABLE LAW.

      This Agreement shall be governed by the laws of the State of North
Carolina.

11.   NOTICE.

      Any notice required or permitted under this Agreement shall be in writing and shall be deemed given as of the date it is (A) delivered by hand, or (B) delivered by courier or delivery service (including, without limitation, FedEx, DHL, Airborne Express, UPS, Express Mail and Priority Mail) or by Registered or Certified Mail, postage prepaid, return receipt requested, or (C) received by facsimile, in each case addressed to the party to receive such notice at the address or facsimile number set forth below, or such other address or facsimile number as is subsequently specified by written notice to the parties hereto:

            If to UNC-CH:

                  The University of North Carolina at Chapel Hill:
                  Vice Chancellor for Research and Economic Development The University of North Carolina at Chapel Hill
                  104 Airport Drive, Suite 2200, CB # 1350
                  Chapel Hill, North Carolina  27599-1350
                  Telephone: (919) 966-3411
                  Facsimile:  (919) 962-5011
                  Attn: Tony G. Waldrop

            If to Immtech:

                  Immtech Phamaceuticals, Inc.
                  150 Fairway Drive
                  Suite 150
                  Vernon Hills, IL  60061
                  FAX:  (847) 573-8288
                  Attention:  T. Stephen Thompson

                  with a copy to:

                  Immtech Phamaceuticals, Inc.
                  150 Fairway Drive
                  Suite 150
                  Vernon Hills, IL  60061
                  FAX:  (847) 573-8288
                  Attention:  Dina Grinshpun, Esq.

                  and

                  Cadwalader, Wickersham & Taft LLP
                  One World Financial Center
                  New York, New York  10281
                  FAX: (212) 504-6666
                  Attention: John F. Fritts, Esq.

12.   LIABILITY.

      Immtech hereby agrees to indemnify, defend and hold harmless UNC-CH and its schools, departments and employees from any and all liability to the extent that such liability arises out of Immtech's performance of this Agreement or the performance of its agents, employees or subcontractors. UNC-CH hereby agrees, to the extent permitted by the North Carolina Tort Claims Act, to indemnify, defend and hold harmless Immtech and its directors, officers and employees from any and all liability to the extent that such liability arises out of UNC-CH's performance of this Agreement or the performance of its agents, employees, professors, researchers, students or subcontractors.

13. TERMINATION OF CLINICAL TRIALS AND/OR THIS AGREEMENT.

   A. Any clinical trial under any Protocol may be terminated by either party, upon immediate prior notice, if animal, human, and/or toxicological test results or adverse reactions or side effects with the drug administered or the device employed in such clinical trial is of such magnitude or incidence to support, in the written opinion of the Scientific Advisory Board appointed by UNC-CH to oversee the Research, the termination of such clinical trial for the specific compound being studied. If such a termination occurs, then the parties will evaluate other candidate compounds for substitution and will revise the Research and Protocol accordingly; provided, however, that if UNC-CH's Principal Investigator and Immtech's President cannot reach an agreement on the selection of another candidate compound for substitution within sixty (60) days after such termination, then Fred Sparling, M.D., or his successor as chairman of the Scientific Advisory Board, shall, after consultation with both parties and after reviewing relevant data for each candidate compound, select the next candidate compound.

   B. This Agreement may be terminated by either party upon thirty (30) days' prior written notice if any of the following conditions occurs:

       (1) If either party fails to comply with a material term of this Agreement after receipt of written notice with reasonable opportunity to cure from the other party; termination under this clause shall only be effective when initiated by the non-breaching party.

       (2) If the Foundation withdraws or terminates any Foundation Grant to UNC-CH through which UNC-CH is funding the Research.

   C. This Agreement may be terminated in accordance with the following:

       (1) If the License Agreement is terminated due to a breach or default thereunder by Immtech, without any successor or replacement agreement being entered into to which UNC-CH and Immtech are each a party, then each of Immtech and UNC-CH shall have the right, upon written notice to the other during the ninety (90) days following the effective date of such termination, to terminate this Agreement. If neither Immtech nor UNC-CH exercises such right, then this Agreement shall continue in accordance with its terms, and any licenses or rights which were granted by UNC-CH to Immtech under the License Agreement which are necessary or appropriate in order for Immtech to perform its obligations under this Agreement shall remain in effect for the duration of this Agreement, and shall be governed by the terms and provisions of the License Agreement as though such agreement was still in effect.

       (2) If Richard Tidwell, Ph.D., were to die, become disabled, leave UNC-CH, or otherwise be unable or unwilling to continue his activities at UNC-CH in connection with this Agreement, and if Immtech and UNC-CH are not able, within six (6) months after the date of Dr. Tidwell's death, disability, departure or other cessation of his activities, to engage a mutually agreeable successor to act as the Principal Investigator for UNC-CH hereunder, then each of Immtech and UNC-CH shall have the right, upon written notice to the other during the ninety (90) days following the end of such six (6) month period, to terminate this Agreement. If neither Immtech nor UNC-CH exercises such right, then this Agreement shall continue in accordance with its terms, and Immtech and UNC-CH shall continue to cooperate in good faith to engage a mutually agreeable successor to act as the Principal Investigator for UNC-CH hereunder.

   D. Upon the effective date of termination, there shall be an accounting conducted by Immtech, subject to verification by UNC-CH. Within thirty
      (30) days after receipt of adequate documentation therefore, UNC-CH will make payment to Immtech for:

       (1) all services properly rendered and monies properly expended by Immtech until the date of termination not yet paid for; and

       (2) non-cancelable obligations properly incurred for the Research by Immtech prior to the effective date of termination; provided, however, that such obligations shall not exceed a period of twelve (12) months beyond termination of the Agreement (unless UNC-CH shall have previously approved such contract or subcontract of longer duration) and that in no event shall UNC-CH's obligation to make payment to Immtech exceed the amounts budgeted for the project segment under way at the time of termination;

       provided, that all such payments are consistent with payments properly incurred in connection with the Grant Agreements.

   E. Immtech will credit or return to UNC-CH any Foundation Funds not expended or obligated by Immtech in connection with the Research prior to the effective termination date of the notice of termination.

   F. Immediately upon receipt of a notice of termination of either this Agreement or a clinical trial, Immtech's Principal Investigator shall stop enrolling Research Subjects into the Protocol for such clinical trial and shall cease conducting procedures on Research Subjects already enrolled in the Protocol directed by UNC-CH, to the extent medically appropriate in Immtech's discretion. If UNC-CH and Immtech cannot agree on the process for winding down such clinical trial, then the matter shall be presented to the Scientific Advisory Board for direction. Notwithstanding the forgoing, if Immtech elects to take over the funding of the clinical trial under way, then (1) Immtech may continue such clinical trial and shall have sole discretion over such clinical trial from such point forward, and
      (2) Immtech shall indemnify, defend and hold harmless UNC-CH and its schools, departments and employees from any and all liability to the extent that such liability arises out of Immtech's continuation of such clinical trials from such point forward.

   G. Termination of this Agreement by either party shall not affect the rights and obligations of the parties accrued prior to the effective date of the termination. The rights and duties under Articles 4, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 21 survive the termination or expiration of this Agreement.

   H. If this Agreement is terminated prior to completion, then Immtech shall furnish UNC-CH a reasonably comprehensive Principal Investigator's report for the Research completed.

   I. Termination or cancellation of this Agreement for any reason shall not affect the rights and obligations of the parties with respect to the License Agreement.

14.   AMENDMENTS.

      This Agreement and the Protocol may only be extended, renewed or otherwise amended by the mutual written consent of parties hereto.

15.   ENTIRE AGREEMENT.

      This Agreement represents the entire understanding of the parties with respect to the subject matter hereof. In the event of any inconsistency between this Agreement and the Protocols, the terms of this Agreement shall govern. This Agreement is subject to and shall be implemented in a manner consistent with the Grant Agreement documenting the Foundation Program.

16.   SEVERABILITY.

      This invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of any other term or provision hereof.

17.   INTEGRATION.

      Exhibits A, B, C and D hereto are incorporated into this Agreement by reference.

18.   ASSIGNMENT.

   A. Neither party hereto may assign, cede or transfer any of its rights or obligations under this Agreement without the written consent of the other party, which consent may not be unreasonably withheld; provided, however, that without such consent either party may assign this Agreement in connection with the transfer or sale of all or substantially all of its assets or business to, or its merger or consolidation with, another company. Immtech may also assign this Agreement in whole or in part without the consent of UNC-CH to any affiliate entity.

   B. This Agreement shall insure to the benefit of and be binding upon each party signatory hereto, its successors and permitted assigns. No assignment shall relieve either party of the performance of any accrued obligation which such party may then have under this Agreement.

19.   INDEPENDENT CONTRACTOR.

   A. In the performance of all services hereunder, Immtech shall be deemed to be and shall be an independent contractor and, as such, shall not be entitled to any benefits applicable to employees of UNC-CH.

   B. Neither party is authorized or empowered to act as agent for the other for any purpose and shall not on behalf of the other enter into any contract, warranty or representation as to any matter. Neither party shall be bound by the acts or conduct of the other.

20.   CHANGES TO THE PROTOCOL.

      If at a future date changes in the Research or Protocol appear desirable, then such changes may be made through prior written agreement between UNC-CH and Immtech. In the event that UNC-CH and Immtech disagree regarding any such proposed change, then the Scientific Advisory Board appointed by UNC-CH to oversee the Research shall resolve such disagreement. If in the course of performing this Agreement, however, either of (a) generally accepted standards of clinical research and medical practice relating to the safety of Research Subjects, (b) a directive from the Institutional Review Board of UNC-CH with authority over the Research, or (c) a decision of the Scientific Advisory Board appointed by UNC-CH to oversee the Research, requires a deviation from the Protocol, then such standards will be followed. In such case, the party aware of the need for a deviation will immediately inform the other of the facts causing such deviation as soon as the facts are known to the party. If the aggregate amount of the costs of any and all required changes and/or deviations arising pursuant to clauses (b) or (c) of this Article 20 during the term of this Agreement, for which additional funding is not provided to Immtech by either the Foundation, UNC-CH or any third party, exceed $300,000, then Immtech may terminate this Agreement upon thirty (30) days written notice to UNC-CH.

21. CONFORMANCE WITH LAW AND ACCEPTED PRACTICE.

      Immtech shall perform the Research in conformance with generally accepted standards of good clinical practice, with the Protocol, with instructions provided by UNC-CH's Institutional Review Board and Scientific Advisory Boards, and with all applicable local, state and federal or national laws and regulations governing the performance of the Protocol and Research in the countries involved in the clinical trials, including, but not limited to, the Swiss Tropical Institute. Immtech shall retain all records resulting from the Research for the time required by applicable regulations, and shall allow for inspection by UNC-CH (during normal business hours and upon reasonable advance notice, unless an emergency medical condition exists with respect to a Research Subject) of all such records, including the Research Subjects' medical records.

22.   WAIVER.

      No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition, or of any other term, provision or condition of this Agreement.

    (Remainder of Page Intentionally Left Blank - Signature Page Follows)

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate by proper persons thereunto duly authorized, as of the date first above written.

THE UNIVERSITY OF NORTH             Immtech Phamaceuticals, Inc.
   CAROLINA AT CHAPEL HILL

By: /s/ Barbara M. Longmire         By: /s/ T. Stephen Thompson
--------------------------------    -------------------------------------
(signature)                         (signature)

Acting for                          T. Stephen Thompson
Tony G. Waldrop                     President
Vice Chancellor for Research
and Economic Development

March 28, 2006                      March 27, 2006
--------------------------------    -------------------------------------
Date                                Date